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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-3 of our report dated February 18, 2000, except for Note 16, as to which the date is March 31, 2000, appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended January 2, 2000, and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP
Los Angeles, California
April 6, 2000